UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 11, 2025

Newmont Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

6900 E. Layton Avenue, Denver, CO 80237

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.60 per share	NEM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ms. Karyn F. Ovelmen, age 62, Executive Vice President and Chief Financial Officer of Newmont Corporation (the “Company” or "Newmont"), resigned from her role as Chief Financial Officer on July 11, 2025, and will be departing the Company. Ms. Ovelmen’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, financial statements or accounting policies or practices or disclosures. The Company has commenced a search for a permanent Chief Financial Officer.

Mr. Peter Wexler, age 57, will serve as interim Chief Financial Officer, effective as of July 11, 2025 until a permanent successor is selected. Mr. Wexler joined Newmont in March 2024 as Executive Vice President and Chief Legal Officer and is a member of the Company’s Executive Leadership Team. Mr. Wexler is a seasoned executive with extensive leadership experience, including more than three decades of international corporate experience. Before joining Newmont, he served for 15 years as Chief Legal Officer at Schneider Electric, a Global 500 business.

In the role of interim Chief Financial Officer, Mr. Wexler will be supported on financial reporting matters by Newmont’s well-established and experienced global finance team, including Mr. Brian Tabolt, Senior Vice President, Global Finance and Chief Accounting Officer (Group Head, Finance) and Mr. Neil Backhouse, Senior Vice President, Investor Relations (Group Head, Investor Relations).

Ms. Ovelmen and the Company entered into a separation agreement (the “Separation Agreement”), dated July 11, 2025, to, among other things, assist with the transition of the role of Chief Financial Officer. Pursuant to the Separation Agreement, Ms. Ovelmen will receive six months of her current base salary and six months of medical insurance coverage following the date of separation from the Company. The Separation Agreement contains a general release of claims by Ms. Ovelmen against the Company, as well as certain customary restrictive covenants. Ms. Ovelmen will not receive any other separation or severance benefits under the Company’s disclosed plans. A copy of the Separation Agreement is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Mr. Wexler will also continue to act as Chief Legal Officer and will continue to participate in the Company’s standard compensation programs at the L6 level, as previously disclosed in the Company’s 2025 Proxy Statement filed with the Securities and Exchange Commission on March 14, 2025. Supplemental compensation, if any, for his service in the interim Chief Financial Officer role has not been determined as of the date of this Current Report on Form 8-K. If the Company’s Leadership Development and Compensation Committee determines to award additional compensation to Mr. Wexler for such role in the future, it will be disclosed in an amendment to this Current Report on Form 8-K.

There are no family relationships between Mr. Wexler and any Company director or executive officer, and no arrangements or understandings between Mr. Wexler and any other person pursuant to which he was selected as interim Chief Financial Officer. Mr. Wexler is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.1	Separation Agreement between Newmont Corporation and Karyn F. Ovelmen, dated July 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Logan Hennessey
Name:	Logan Hennessey
Title:	Senior Vice President, Deputy General Counsel & Corporate Secretary

Dated: July 14, 2025

3